                               HORIZON PHARMACIES, INC.

                                2000 STOCK OPTION PLAN

                                EFFECTIVE JULY 1, 2000

                                  TABLE OF CONTENTS


1.    Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.    Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      (a)   Authority of the Committee . . . . . . . . . . . . . . . . . . . . . .  3
      (b)   Manner of Exercise of Committee Authority. . . . . . . . . . . . . . .  3
      (c)   Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . . .  4
4.    Stock Subject to Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      (a)   Overall Number of Shares Available for Delivery. . . . . . . . . . . .  4
      (b)   Application of Limitation to Grants of Options . . . . . . . . . . . .  4
      (c)   Availability of Shares Not Delivered under Options . . . . . . . . . .  4
      (d)   Stock Offered. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
5.    Eligibility; Per Person Option Limitations . . . . . . . . . . . . . . . . .  5

6.    Specific Terms of Options. . . . . . . . . . . . . . . . . . . . . . . . . .  5
      (a)   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      (b)   Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

7.    Certain Provisions Applicable to Options . . . . . . . . . . . . . . . . . .  6
      (a)   Stand-Alone, Additional and Substitute Options . . . . . . . . . . . .  6
      (b)   Term of Options. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      (c)   Form and Timing of Payment under Options; Deferrals. . . . . . . . . .  6
      (d)   Exemptions from Section 16(b) Liability. . . . . . . . . . . . . . . .  7
      (e)   Non-Competition Agreement. . . . . . . . . . . . . . . . . . . . . . .  7

8.    Performance Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (a)   Performance Conditions . . . . . . . . . . . . . . . . . . . . . . . .  7
      (b)   Performance Awards Granted to Designated Covered Employees . . . . . .  7
      (c)   Written Determinations . . . . . . . . . . . . . . . . . . . . . . . .  9
      (d)   Status of Section 8(b) Performance Awards under Code Section 162(m). .  9

9.    Recapitalization or Reorganization . . . . . . . . . . . . . . . . . . . . .  9
      (a)   Existence of Plans and Options . . . . . . . . . . . . . . . . . . . .  9
      (b)   Subdivision of Consolidation of Shares . . . . . . . . . . . . . . . . 10
      (c)   Corporate Restructuring. . . . . . . . . . . . . . . . . . . . . . . . 10
      (d)   Additional Issuances . . . . . . . . . . . . . . . . . . . . . . . . . 10

10.   General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11


                                       i


      (a)   Restricted Securities. . . . . . . . . . . . . . . . . . . . . . . . . 11
      (b)   Limits on Transferability; Beneficiaries . . . . . . . . . . . . . . . 11
      (c)   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      (d)   Changes to the Plan and Options. . . . . . . . . . . . . . . . . . . . 11
      (e)   Limitation on Rights Conferred under Plan. . . . . . . . . . . . . . . 12
      (f)   Unfunded Status of Options . . . . . . . . . . . . . . . . . . . . . . 12
      (g)   Nonexclusivity of the Plan . . . . . . . . . . . . . . . . . . . . . . 12
      (h)   Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      (i)   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      (j)   Other Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      (k)   Plan Effective Date and Shareholder Approval . . . . . . . . . . . . . 13

                               HORIZON PHARMACIES, INC.

                                2000 STOCK OPTION PLAN

                                EFFECTIVE JULY 1, 2000

       1. PURPOSE. The purpose of the HORIZON Pharmacies, Inc. 2000 Stock Option Plan (the "Plan") is to provide a means through which HORIZON Pharmacies, Inc. (the "Company"), and its subsidiaries may attract and retain able persons as the employees of the Company and to provide a means whereby those employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options and options which do not constitute Incentive Stock Options, as is best suited to the circumstances of the particular employee as provided herein.

       2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

              (a)    "Acquiring Person" means Acquiring Person as defined in
Section 9 of the Plan.

              (b) "Beneficiary" means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Options or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or entities entitled by will or the laws of descent and distribution to receive such benefits.

              (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

              (d)    "Board" means the Company's Board of Directors.

              (e)    "Change in Control" means Change in Control as defined in
Section 9 of the Plan.

              (f) "Change in Control Price" means the amount calculated in accordance with Section 9 of the Plan.

              (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

              (h) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Code Section 162(m), unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Code Section 162(m).

              (i) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(d) of the Plan.

              (j)    "Effective Date" means July 1, 2000.

              (k) "Eligible Person" means each Executive Officer and other officers and employees of the Company or of any subsidiary, and other persons who provide services to the Company or any of its subsidiaries including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

              (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

              (m) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

              (n) "Fair Market Value" of a share of Stock on a given day means, if the Stock is listed on an established exchange or exchanges, the closing sales price of a share of Stock as reported on such stock exchange or exchanges if such date is a business day and if such date is not a business day the preceding business day; or if not so reported, the average of the bid and asked prices, as reported on the National Association of Securities Dealers Automated Quotation System if such date is a business day and if such date is not a business day the preceding business day. If the price of a share of Stock is not so quoted, the Fair Market Value shall be determined by the Committee taking into account all relevant facts and circumstances.

              (o) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code
Section 422 or any successor provision thereto.

              (p)    "Option" means a right, granted to a Participant under
Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.

              (q) "Participant" means a person who has been granted an Option under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

              (r) "Performance Award" means a right, granted to a Participant under Section 8 hereof, to receive Options based upon performance criteria specified by the Committee.

              (s)    "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

              (t) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

              (u) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

              (v) "Stock" means the Company's Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

       3.     ADMINISTRATION.

              (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board." The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Options, determine the type, number and other terms and conditions of, and all other matters relating to, Options, prescribe Option agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Option agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

              (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Option granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Option intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under
Section 10(b)
hereof or other persons claiming rights from or through a Participant and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Options granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Options intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

              (c) LIMITATION OF LIABILITY. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

       4.     STOCK SUBJECT TO PLAN.

              (a) OVERALL NUMBER OF SHARES AVAILABLE FOR DELIVERY. Subject to adjustment in a manner consistent with any adjustment made pursuant to
Section 9, the total number of shares of Stock reserved and available for delivery in connection with Options under the Plan shall not exceed 250,000 shares. Notwithstanding the foregoing, the total number of shares available for delivery in connection with Options under the Plan in any given 12-month period shall not exceed the limitations set forth in SEC Reg. Section 230.701 if applicable.

              (b) APPLICATION OF LIMITATION TO GRANTS OF OPTIONS. No Option may be granted if the number of shares of Stock to be delivered in connection with such Option exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of then-outstanding Options. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Option.

              (c) AVAILABILITY OF SHARES NOT DELIVERED UNDER OPTIONS. Shares of Stock subject to an Option under the Plan that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Option or taxes relating to Options and
(ii) the number of shares surrendered in payment of any exercise or purchase price of an Option or taxes relating to any Option will again be available for Options under the Plan, except that if any such shares could not again be available for Options to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Options to Participants who are not subject to such limitation.

              (d) STOCK OFFERED. The Stock to be offered pursuant to the grant of an Option may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company. The Stock to be offered and sold pursuant to the grant of an Option may, if determined by the Committee to be required pursuant to applicable securities laws, bear the following legend:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM AND DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS."

       5. ELIGIBILITY; PER PERSON OPTION LIMITATIONS. Options may be granted under the Plan only to Eligible Persons. In each fiscal year or 12 month period, as applicable during any part of which the Plan is in effect, an Eligible Person who is also a Covered Employee may not be granted Options relating to more than the lesser of (a) 100,000 shares of Stock or (b) the number of shares of Stock determined applying the limitations set forth in SEC Reg. Section 230.701, as applicable, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, under each of Sections 6(b) and 8(b).

       6.     SPECIFIC TERMS OF OPTIONS.

              (a) GENERAL. Options may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter (subject to Section 10(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Option. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Option that is intended to qualify as "performance-based compensation" for purposes of Code Section 162(m) if such discretion would cause the Option not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Option.

              (b) OPTIONS. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                     (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee.

                     (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Options or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

                     (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company's shareholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation within the meaning of Code Section 424(e) and (f) subject to any other incentive stock option (within the meaning of Code Section 422) of the Company or a parent or subsidiary corporation within the meaning of Code
Section 424(e) and (f) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Code Section 422 or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock option is granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

       7.     CERTAIN PROVISIONS APPLICABLE TO OPTIONS.

              (a) STAND-ALONE, ADDITIONAL AND SUBSTITUTE OPTIONS. Options granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in substitution or exchange for, any other Option or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional and substitute or exchange Options may be granted at any time. If an Option is granted in substitution or exchange for another Option or award, the Committee shall require the surrender of such other award in consideration for the grant of the new Option.

              (b) TERM OF OPTIONS. The term of each Option shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

              (c) FORM AND TIMING OF PAYMENT UNDER OPTIONS; DEFERRALS. Subject to the terms of the Plan and any applicable Option agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Options or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Option may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(d) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Option not provided for in the original Option agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an "employee benefit plan" for purposes of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

              (d) EXEMPTIONS FROM SECTION 16(b) LIABILITY. It is the intent of the Company that the grant of any Options to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Option agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

              (e) NON-COMPETITION AGREEMENT. Each Participant to whom an Option is granted under the Plan, who has not already done so at the time of such grant, may be required to agree in writing as a condition to the granting of such Option not to engage in conduct in direct competition with the Company or any of its subsidiaries for a period after the termination of such Participant's employment with the Company and its subsidiaries.

       8.     PERFORMANCE AWARDS.

              (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant of any Option, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Option subject to performance conditions, except as limited under Section 8(b) hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

              (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code
Section 162(m), the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

                     (i) PERFORMANCE GOALS GENERALLY. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code
Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant or exercise of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                     (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance
Options: (A) earnings per share; (B) increase in revenues or margin; (C) increase in cash flow; (D) increase in cash flow return; (E) revenue; (F) return on net assets; return on assets; return on investment; return on capital; or return on equity; (G) operating profits in excess of cost of capital employed; (H) direct contribution; (I) net income; pretax earnings; pretax earnings before interest, depreciation and amortization (EBITDA);
pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating income; or income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (J) working capital; (K) management of fixed costs or variable costs; (L) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestures; (M) total shareholder return; (N) debt reduction; and (O) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock
Index or a group of comparable companies.

                     (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

                     (iv) PERFORMANCE AWARD POOL. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                     (v)    SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS.
After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Options or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

              (c) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b) shall be made in writing in the case of any Option intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards.

              (d)    STATUS OF SECTION 8(b) PERFORMANCE AWARDS UNDER CODE
SECTION 162(m).  It is the intent of the Company that Performance Awards under
Section 8(b) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(a), (b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or of any agreements relating to Performance Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

       9.     RECAPITALIZATION OR REORGANIZATION.

              (a) EXISTENCE OF PLANS AND OPTIONS. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

              (b) SUBDIVISION OF CONSOLIDATION OF SHARES. The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

              (c) CORPORATE RESTRUCTURING. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option. If (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, hereinafter an "Acquiring Person") becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;
(ii) an Acquiring Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities and, during the two-year period commencing at the time such Acquiring Person becomes the Beneficial Owner of such securities, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; (iii) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company) and, during the period commencing six months before such approval and ending two years after such approval, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; or (iv) during any two year period, individuals who at the date on which the period commences constitute a majority of the Board cease to constitute a majority thereof as a result of one or more contested elections for positions on such Board (each such event is referred to herein as a "Change in Control"), then, unless otherwise provided in the Option agreement, (x) any Option granted under the Plan and outstanding at such time will become fully and immediately exercisable and will remain exercisable until its expiration or termination as provided in the Plan, and (y) all performance conditions will be deemed met if and to the extent so provided in the Option agreement relating to such Option.

              (d) ADDITIONAL ISSUANCES. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share, if applicable.

       10.    GENERAL PROVISIONS.

              (a) RESTRICTED SECURITIES. The Stock to be issued under the Plan, which is issued in reliance on the exemption from registration set forth in SEC Reg. Section 230.701, shall be deemed to be "restricted securities" as defined in SEC Reg. Section 230.144 and shall bear the legend identified in
Section 4. Resales of such Stock by the holder thereof shall be in compliance with the Securities Act of 1933 or an exemption therefrom.

              (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Option or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Options or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Options and other rights (other than ISOs) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Option, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Option agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Option agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

              (c) TAXES. The Company and any subsidiary is authorized to withhold from any Option granted, any payment relating to an Option under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Option and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

              (d) CHANGES TO THE PLAN AND OPTIONS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Options under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Option. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Option theretofore granted and any Option agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Option.

              (e) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary,(ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time,(iii) giving an Eligible Person or Participant any claim to be granted any Option under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Option.

              (f) UNFUNDED STATUS OF OPTIONS. The Plan is intended to constitute an "unfunded" plan.

              (g) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m). Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

              (h) FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other Options or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

              (i) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Option agreement shall be determined in accordance with the laws of the State of Delaware.

              (j) OTHER LAWS. The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. In this connection, until such time as the Company is subject to the reporting requirements of Section 13 and 15(d) of Exchange Act, the Company is and intends to rely on the exemption from registration provided in SEC Reg.
Section 230.701.

              (k) PLAN EFFECTIVE DATE AND SHAREHOLDER APPROVAL. The Plan has been adopted by the Board effective July 1, 2000, subject to approval by the shareholders of the Company.

       EXECUTED this 26th day of June, 2000.
                     ----        ----

                                          HORIZON PHARMACIES, INC.


                                          By:   /s/ Rick McCord
                                             ----------------------------------

                                          Name:     Rick McCord
                                               --------------------------------

                                          Title:    President
                                                -------------------------------





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